UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2004

ARTISAN COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23649	77-0278185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 CASPIAN COURT

SUNNYVALE, CALIFORNIA 94089

(Address of Principal Executive Offices, including Zip Code)

(408) 734-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2004, ARM Holdings plc, a public limited company organized under the laws of England and Wales (“ARM”), Salt Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ARM (“Merger Sub”) and Artisan Components, Inc., a Delaware corporation (“Artisan”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein Artisan will merge with and into Merger Sub (the “Merger”).

Under the terms of the Merger Agreement, upon consummation of the Merger, holders of common stock of Artisan (other than stockholders who exercise appraisal rights under Delaware law), in each case issued and outstanding immediately prior to the consummation of the Merger, will receive on average for each share of Artisan common stock (i) $9.60 in cash and (ii) 4.41 ARM American depositary shares (“ADSs”), each ADS representing three ordinary shares of ARM, (or, in the alternative, 13.23 ARM ordinary shares). Artisan stockholders will have the right to elect to receive consideration in cash, ARM ADSs or ordinary shares, or a combination thereof, subject to proration. The total aggregate consideration being paid will be (i) $9.60 in cash multiplied by the number of shares of Artisan stock outstanding at the effective time, plus (ii) 4.41 ARM ADSs (or, in the alternative, 13.23 ARM ordinary shares) multiplied by the number of shares of Artisan stock outstanding at the effective time (using the current number of shares of Artisan stock outstanding approximately $225 million in cash would be paid to Artisan stockholders). If more stockholders elect cash than can be paid with the available aggregate cash consideration, cash electing stockholders will receive a combination of cash and shares according to a proration formula described in the Merger Agreement. Similarly, if more Artisan stockholders elect ARM ADSs or ordinary shares than can be paid with the available aggregate ARM ADSs or ordinary shares, share electing stockholders will receive a combination of shares and cash according to a proration formula described in the Merger Agreement. The amount of cash, ARM ADSs or ordinary shares or combination of cash and ARM ADSs or ordinary shares that an Artisan stockholder receives in the merger will depend on whether the stockholder has submitted an election form, what the stockholder has elected to receive and the elections made by all other stockholders. Accordingly, the form or mix of merger consideration that an Artisan stockholder receives may be different from the form or mix that he has elected to receive. A stockholder that has elected to receive only cash could receive a combination of cash and ARM ADSs or ordinary shares, and a stockholder that has elected to receive only ARM ADSs or ordinary shares could receive a combination of ARM ADSs or ordinary shares and cash. Artisan stockholders who do not make an election will get a consideration mix that will be based on the aggregate remaining cash and stock after all the electing stockholders are satisfied. The foregoing description of the Merger consideration, the election mechanism and the per share allocation do not purport to be complete and are qualified in their entirety by reference to Section 2.02 of the Merger Agreement.

In addition, options to acquire Artisan common stock outstanding immediately prior to the consummation of the Merger will, upon consummation of the Merger, be converted into options to acquire ARM ordinary shares at the value of (i) and (ii) above.

The Merger is conditioned upon, among other things, (i) the approval of the shareholders of ARM and stockholders of Artisan, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other material approvals under applicable foreign antitrust laws, and (iii) other customary conditions.

The parties currently expect the Merger to close in the fourth calendar quarter of 2004; although, there can be no assurances that the Mergers will close in that time period.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, ARM and certain officers and directors of Artisan entered into stockholder voting agreements (the “Voting Agreements”), pursuant to which, among other things, such Artisan officers and directors agreed to vote their shares in favor of the Merger and certain related matters. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, a form of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, Artisan and certain officers and directors of ARM entered into irrevocable undertakings (the “Undertakings”), pursuant to which, among other things, such ARM officers and directors agreed to vote their shares in favor of the Merger and certain related matters. The foregoing description of the Undertakings does not purport to be complete and is qualified in its entirety by reference to such agreements, a form of which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, ARM and each of Lucio L. Lanza and Mark. R. Templeton entered into a deed of indemnity (the “Indemnification Agreement”), pursuant to which, among other things, ARM agreed to provide indemnification for certain losses and obtain insurance for Messrs. Lanza and Templeton in connection with the Listing Particulars and Offering Circular to be filed by ARM with the United Kingdom Listing Authority in connection with the transactions contemplated by the Merger Agreement. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a form of which is filed as Exhibit 2.4 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, ARM and Artisan agreed upon a Merger Consideration Illustrative Calculation (the “Calculation”), which illustrates the election mechanism for the consideration to be paid in the Merger. The foregoing description of the Calculation does not purport to be complete and is qualified in its entirety by reference to such agreements, a form of which is filed as Exhibit 2.6 hereto and is incorporated herein by reference.

On August 23, 2004, ARM and Artisan issued a joint press release announcing that they had entered into the Merger Agreement, which is attached hereto as Exhibit 99.1 and held joint investor calls during which they presented the materials attached hereto as Exhibit 99.2. The press release and investor materials are incorporated herein by reference. In addition, on August 23, 2004, Artisan sent an email to its employees which is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On August 22, 2004, Artisan and EquiServe Trust Company, N.A. entered into an Amendment (the “Amendment”) to the Preferred Stock Rights Agreement, dated as of December 12, 2001 (the “Rights Agreement”) for the purpose of excluding the Merger and the transactions contemplated by the Merger Agreement from the definition of an event that would cause the separation of the rights pursuant to the Rights Agreement. The foregoing description of the Amendment does not purport to be completed and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated August 22, 2004 among ARM Holdings plc, Salt Acquisition Corporation and Artisan Components, Inc.*

2.2	Form of Stockholder Voting Agreement dated August 22, 2004 between ARM Holdings plc and certain officers and directors of Artisan Components, Inc.*

2.3	Form of Irrevocable Undertaking dated August 22, 2004 between Artisan Components, Inc. and certain officers and directors of ARM Holdings plc*

2.4	Form of Deed of Indemnity dated August 22, 2004 between ARM Holdings plc and each of Lucio L. Lanza and Mark R. Templeton*

2.5	Form of Affiliate Agreement to be entered into among ARM Holdings plc and certain affiliates of Artisan Components, Inc.*

2.6	Merger Consideration Illustrative Calculation

4.2.1	Amendment dated August 22, 2004 to Preferred Stock Rights Agreement, dated as of December 12, 2001 between Artisan Components, Inc. and EquiServe Trust Company, N.A.*

99.1	Press Release dated August 23, 2004 of ARM Holdings plc and Artisan Components, Inc.*

99.2	Investor Presentation dated August 23, 2004 of ARM Holdings plc and Artisan Components, Inc.*

99.3	Email sent to employees of Artisan Components, Inc. on August 23, 2004*

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISAN COMPONENTS, INC.

By:	/s/ Mark R. Templeton
Mark R. Templeton President and Chief Executive Officer

Date: August 24, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated August 22, 2004 among ARM Holdings plc, Salt Acquisition Corporation and Artisan Components, Inc.*

2.2	Form of Stockholder Voting Agreement dated August 22, 2004 between ARM Holdings plc and certain officers and directors of Artisan Components, Inc.*

2.3	Form of Irrevocable Undertaking dated August 22, 2004 between Artisan Components, Inc. and certain officers and directors of ARM Holdings plc*

2.4	Form of Deed of Indemnity dated August 22, 2004 between ARM Holdings plc and each of Lucio L. Lanza and Mark R. Templeton*

2.5	Form of Affiliate Agreement to be entered into among ARM Holdings plc and certain affiliates of Artisan Components, Inc.*

2.6	Merger Consideration Illustrative Calculation

4.2.1	Amendment dated August 22, 2004 to Preferred Stock Rights Agreement, dated as of December 12, 2001 between Artisan Components, Inc. and EquiServe Trust Company, N.A.*

99.1	Press Release dated August 23, 2004 of ARM Holdings plc and Artisan Components, Inc.*

99.2	Investor Presentation dated August 23, 2004 of ARM Holdings plc and Artisan Components, Inc.*

99.3	Email sent to employees of Artisan Components, Inc. on August 23, 2004*

*	Previously filed